As filed with the Securities and Exchange Commission on July 28, 2023

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TELADOC HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3705970
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Manhattanville Road, Suite 203 Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

Teladoc Health, Inc. 2023 Employment Inducement Incentive Award Plan
(Full title of the plan)

Adam Vandervoort
Chief Legal Officer
Teladoc Health, Inc.
2 Manhattanville Road, Suite 203
Purchase, New York 10577
(Name and address of agent for service)

(203) 635-2002
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

2

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
We incorporate by reference herein the following documents filed by Teladoc Health, Inc. (the “Registrant” or “Teladoc Health”) with the SEC:
(a)    Teladoc Health’s Annual Report on Form 10-K, filed with the SEC on March 1, 2023;
(b)    all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above (other than the portions of these documents not deemed to be filed); and
(c)    the description of Teladoc Health’s common stock, par value $0.001 per share, contained in the prospectus included in Teladoc Health’s Registration Statement on Form 8-A (File No. 001-37477), filed with the SEC on June 26, 2015, pursuant to the Exchange Act, and any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents. In no event, however, shall any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K (or otherwise indicates that the information is being “furnished” on such Current Report on Form 8-K (and not “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section)) and any corresponding exhibits thereto, which the Registrant may furnish to the SEC from time to time, be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
The validity of the shares of the Registrant’s Common Stock registered on this Registration Statement has been passed upon by Adam C. Vandervoort, Chief Legal Officer of the Registrant. Mr. Vandervoort beneficially owns an aggregate of less than one percent of the outstanding shares of the Registrant’s Common Stock but is not eligible to participate in the Plan.
Item 6. Indemnification of Directors and Officers.
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant’s amended and restated certificate of incorporation provides that the Registrant’s directors will not be personally liable to the Registrant or its stockholders for monetary damages resulting from breach of their fiduciary duties. However, nothing contained in such provision will eliminate or limit the liability of directors (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant’s amended and restated bylaws provide for indemnification of the officers and directors to the full extent permitted by applicable law.

In addition, the Registrant has entered into agreements to indemnify its directors and executive officers containing provisions that are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require the Registrant, among other things, to indemnify such persons against expenses, including attorneys’ fees, judgments, liabilities, fines and settlement amounts incurred by any such person in actions or proceedings, including actions by the Registrant or in its right, that may arise by reason of their status or service as the Registrant’s director or executive officer and to advance expenses incurred by them in connection with any such proceedings.

Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8. Exhibits.

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

4.1	Seventh Amended and Restated Certificate of Incorporation of Teladoc Health, Inc.	8-K	001-37477	3.1	6/2/22

4.2	Sixth Amended and Restated Bylaws of Teladoc Health, Inc.	8-K	001-37477	3.2	6/2/22

4.3	Specimen stock certificate evidencing shares of common stock.	10-Q	001-37477	4.1	11/1/18

5.1	Opinion of Adam C. Vandervoort regarding legality of Teladoc Health, Inc. common stock being registered.					*

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for Teladoc Health, Inc.					*

23.2	Consent of Adam C. Vandervoort (contained in Exhibit 5.1).					*

24.1	Powers of Attorney (included on the signature pages).					*

99.1	Teladoc Health, Inc. 2023 Employment Inducement Incentive Award Plan.					*

107	Filing Fee Table					*

Item 9. Undertakings.

(a)         The undersigned Registrant hereby undertakes:

(1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)   to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on July 28, 2023.

TELADOC HEALTH, INC.

By:	/s/ Jason Gorevic
Jason Gorevic
Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Adam Vandervoort and Mala Murthy, and each of them acting individually, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 to be filed by Teladoc Health, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jason Gorevic	Chief Executive Officer and Director	July 28, 2023
Jason Gorevic	(Principal Executive Officer)

/s/ Mala Murthy	Chief Financial Officer	July 28, 2023
Mala Murthy	(Principal Financial Officer)

/s/ Richard J. Napolitano	Chief Accounting Officer	July 28, 2023
Richard J. Napolitano	(Principal Accounting Officer)

/s/ David B. Snow, Jr.	Chairman	July 28, 2023
David B. Snow, Jr.

/s/ Karen L. Daniel	Director	July 28, 2023
Karen L. Daniel

/s/ Sandra L. Fenwick	Director	July 28, 2023
Sandra L. Fenwick

/s/ Catherine Jacobson	Director	July 28, 2023
Catherine Jacobson

/s/ Thomas G. McKinley	Director	July 28, 2023
Thomas G. McKinley

/s/ Kenneth H. Paulus	Director	July 28, 2023
Kenneth H. Paulus

/s/ David L. Shedlarz	Director	July 28, 2023
David L. Shedlarz

/s/ Mark D. Smith, M.D.	Director	July 28, 2023
Mark D. Smith, M.D.